                                Lock-Up Agreement

                                                             September ___, 2006

Cowen and Company, LLC
CIBC World Markets Corp.
JMP Securities LLC
   As representatives of the
   several Underwriters
c/o Cowen and Company, LLC
1221 Avenue of the Americas
New York, New York 10020

Re: Achillion Pharmaceuticals, Inc. - Public Offering of Shares of Common Stock

Dear Sirs:

     In order to induce Cowen and Company, LLC ("Cowen"), CIBC World Markets Corp. and JMP Securities LLC (together with Cowen, the "Representatives"), to enter into a certain underwriting agreement with Achillion Pharmaceuticals, Inc., a Delaware corporation (the "Company"), with respect to the public offering of shares of the Company's Common Stock, par value $0.001 per share ("Common Stock"), the undersigned hereby agrees that for a period of 180 days following the date of the final prospectus filed by the Company with the Securities and Exchange Commission in connection with such public offering, the undersigned will not, without the prior written consent of Cowen, directly or indirectly, (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, any shares of Common Stock (including, without limitation, Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations promulgated under the Securities Act of 1933, as the same may be amended or supplemented from time to time (such shares, the "Beneficially Owned Shares")) or securities convertible into or exercisable or exchangeable in Common Stock, (ii) enter into any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of the Beneficially Owned Shares or securities convertible into or exercisable or exchangeable in Common Stock or (iii) engage in any short selling of the Common Stock.

     Notwithstanding the foregoing, the undersigned may transfer shares (i) as a bona fide gift or gifts, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, (iii) by will or intestate succession, (iv) to any affiliate (as defined in Regulation C under the Securities Act of 1933, as amended) of the undersigned, (v) if the undersigned is a corporation or similar entity, to any wholly-owned subsidiaries of such corporation or similar entity, (vi) if the undersigned is a partnership, limited liability company or similar entity, to any partners or members of such partnership, limited liability company or similar entity or (vii) with the prior written consent of Cowen on behalf of the underwriters; provided, that (1) Cowen receives a signed lock-up agreement for the balance of the lock-up period from each donee, trustee, distributee, or transferee as the case may be, (2) any such transfer shall not involve a disposition for value and (3) such transfers are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise including, without limitation, the filing of a Schedule 13D, a Schedule 13G and/or a Form 4. For purposes of this Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

     If (i) the Company issues an earnings release or material news or a material event relating to the Company occurs during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

     In addition, the undersigned hereby waives, from the date hereof until the expiration of the 180-day period following the date of the Company's final Prospectus, any and all rights, if any, to request or demand registration pursuant to the Securities Act of any shares of Common Stock that are registered in the name of the undersigned or that are Beneficially Owned Shares. In order to enable the aforesaid covenants to be enforced, the undersigned hereby consents to the placing of legends and/or stop-transfer orders with the transfer agent of the Common Stock with respect to any shares of Common Stock or Beneficially Owned Shares.

     This agreement shall automatically terminate on May 31, 2007 in the event that the registration statement has not been declared effective by that date.

                                        Advent Healthcare and Life Sciences II
                                        Limited Partnership
                                        By: Advent International Limited
                                            Partnership, General Partner
                                        By: Advent International Corporation,
                                            General Partner
                                        By: Janet L. Hennessy, Senior Vice
                                            President of Finance*

                                        Advent Healthcare and Life Sciences II
                                        Beteiligung GmbH & Co. KG
                                        By: Advent International Limited
                                            Partnership, Managing Limited
                                            Partner
                                        By: Advent International Corporation,
                                            General Partner
                                        By: Janet L. Hennessy, Senior Vice
                                            President of Finance*

                                        Advent Partners HLS II Limited
                                        Partnership
                                        Advent Partners Limited Partnership
                                        By: Advent International Corporation,
                                            General Partner
                                        By: Janet L. Hennessy, Senior Vice
                                            President of Finance*

                                        Advent International Corporation
                                        By: Janet L. Hennessy, Senior Vice
                                            President of Finance*

                                        *For all of the above:


                                        /s/ Janet L. Hennessy
                                        ----------------------------------------
                                        Janet L. Hennessy, Senior Vice President
                                        of Finance


                                        Jason S. Fisherman


                                        /s/ Jason S. Fisherman
                                        ----------------------------------------
                                        Jason S. Fisherman, Director

                                        Address: c/o Advent International
                                                 Corporation 75 State Street,
                                                 29th Floor Boston, MA 02109

                       Signature Page to Lock-Up Agreement